Exhibit 10.3

DDR CORP.

STOCK OPTION AWARD MEMORANDUM

1.	Holder:	[PARTICIPANT NAME] (the “Holder”)

2.	Plan:	[PLAN NAME] (the “Plan”)

3.	Date of Grant:	[GRANT DATE] (the “Date of Grant”)

4.	Number of Common Shares Subject to Option Right:	[# SHARES]

5.	Option Price per Common Share:	$[OPTION PRICE]

6.	Intended Status of Option Right:

☐

If this box is checked, the Option Right (“Option”) is a non-qualified stock option and is not an Incentive Stock Option, and the Option shall be construed and exercised consistent with such description.

☐	If this box is checked, or if neither this box nor the box above is checked, the Option is an Incentive Stock Option, and the Option shall be construed and exercised consistent with such description.

7.	Term of Option Right:	____ anniversary of the Date of Grant (the “Expiration Date”)

8.

Vesting Schedule:  If you are then and have been continuously employed by the Company (subject to the terms of this Stock Option Award Memorandum (the “Award Memorandum”), the attached Stock Option Terms (the “Agreement”) and the Plan), the Option shall vest as follows:

Vesting Date	No. of Option Shares Vesting

Additional provisions regarding the vesting of the Option, and other terms and conditions of the Option, are specified in the Agreement.  Capitalized terms not defined in this Award Memorandum shall have the meaning as defined in the Agreement, or if not defined therein, in the Plan.

ACCEPTANCE OF AWARD

I accept the Option granted to me on the Date of Grant as specified in this Award Memorandum, and I agree to be bound by the terms and conditions of the Award Memorandum, the Agreement and the Plan.

DDR CORP., an Ohio corporation		HOLDER
By:
	Name:	Name:
Title:

STOCK OPTION TERMS

DDR Corp., an Ohio corporation (the “Company”), has granted to the Holder named in the Award Memorandum the Option to purchase the number of Common Shares (“Shares”) set forth in the Award Memorandum effective as of Date of Grant specified in the Award Memorandum.  The Option shall represent the right of the Holder to receive Common Shares subject to and upon these terms and conditions (the “Agreement”).  The Option has been granted pursuant to the Plan and is subject to all provisions of the Plan and the Award Memorandum, which are hereby incorporated herein by reference, and to the following provisions of this Agreement (capitalized terms not defined in this Agreement shall have the meaning as defined in the Award Memorandum, or if not defined therein, in the Plan):

1.Grant of Option.  The Company has granted to the Holder the option to purchase the number of Shares set forth in the Award Memorandum at the Option Price per Share set forth in the Award Memorandum and upon and subject to the other terms and conditions hereof and the Plan.

2.Term of the Option; Vesting.  The Option is exercisable, in whole or in part, once vested, in accordance with this Agreement and the vesting schedule set forth in the Award Memorandum.  Shares for which the Option has become exercisable shall be referred to herein as “Vested Shares,” and Shares for which the Option has not become exercisable shall be referred to herein as “Unvested Shares.”  The Option shall terminate on the Expiration Date set forth in the Award Memorandum (“Expiration Date”) and must be exercised, if at all and to the extent exercisable, before such date and shall not thereafter be exercisable, notwithstanding anything herein to the contrary.  Notwithstanding anything contained herein to the contrary, it shall be a condition to the Holder’s right to exercise the Option with respect to any Vested Shares that there shall have been filed with the Securities and Exchange Commission an effective registration statement on Form S-8 (or such other form as the Company shall deem necessary) with respect to the Shares to be received upon exercise.

3.Exercise.  Subject to the other terms and conditions hereof, the Option shall be exercisable from time to time by written notice to the Company (in the form required by the  Company) which shall:

(a)state that the Option is thereby being exercised, the number of Shares with respect to which the Option is being exercised, each person in whose name any certificates or book entry for the Shares should be registered and such person’s address;

(b)be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Holder, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

(c)be accompanied by such representations, warranties or agreements with respect to the investment intent of such person or persons exercising the Option as the Company may reasonably request, in form and substance satisfactory to counsel for the Company.

As conditions to the exercise of the Option and the obligation of the Company to issue Shares upon the exercise thereof, the proposed recipient of the Shares shall make any representation or warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company or its counsel.

Upon exercise of the Option and the satisfaction of all conditions thereto, the Company shall arrange for the Shares to be held in book entry form or deliver a certificate or certificates for Shares to the specified person or persons at the specified time upon receipt of the aggregate exercise price for such Shares by any method of payment authorized by the Plan.

4.Termination of Employment.  Upon termination of the Holder’s employment with the Company, the Option will be governed as follows:

(a)Termination by Death.  If the Holder’s employment with the Company or any Subsidiary terminates by reason of death, the Option (to the extent not vested) shall become immediately and automatically vested and exercisable in full, and the Option may thereafter be exercised by the estate of the Holder (acting through its fiduciary) for a period of one year.  The balance of the Option will be forfeited if not exercised as provided for in this subsection.  Notwithstanding the foregoing, in no event will the Option be exercisable on or after the Expiration Date.

(b)Termination by Reason of Disability.  If the Holder’s employment with the Company or any Subsidiary terminates by reason of a permanent and total disability as defined in Section 22(e)(3) of the Code (“Disability”), the Option (to the extent not vested) shall become immediately and automatically vested and exercisable in full, and the Option may thereafter be exercised by the Holder (or by the Holder’s duly authorized legal representative if the Holder is unable to exercise the Option as a result of the Holder’s Disability) for a period of one year; provided, however, that if the Option is an Incentive Stock Option, the Option will remain exercisable following such termination of employment no longer than permitted by Section 422 of the Code.  If the Holder dies before the Option is so exercised, any unexercised Option held by the Holder shall thereafter be exercisable by the estate of the Holder (acting through its fiduciary) for the duration of such one-year period.  The balance of the Option will be forfeited if not exercised as provided for in this subsection.  Notwithstanding the foregoing, in no event will the Option be exercisable on or after the Expiration Date.

(c)Termination Without Cause Other than Following a Change in Control.  If the Holder’s employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary without Cause (as defined below), other than in the circumstances described in Section 4(d):

(i)in the case of an Option that is not an Incentive Stock Option, the Option shall continue to vest following such termination of employment to the same extent that the Option would vest had the Holder remained continuously employed by the Company through the latest vesting date set forth in the Award Memorandum (the “Final NQSO Vesting Date”), and the Option may be exercised by the Holder with respect to Vested Shares until 90 days after the Final NQSO Vesting Date.

(ii)in the case of an Option that is an Incentive Stock Option, the Option (to the extent not vested) shall continue to vest following such termination of employment to the same extent that the Option would vest had the Holder remained continuously employed by the Company through the date that is three months after such termination of employment, and the Option may be exercised by the Holder with respect to Vested Shares only until such date.

The balance of the Option will be forfeited if not exercised as provided for in this subsection.  Notwithstanding the foregoing, in no event will the Option be exercisable on or after the Expiration Date.  For purposes of this Section 4(c) and Section 4(d), “Cause” shall have the meaning as defined in the Holder’s employment, change in control or similar agreement with the Company or any Subsidiary (an “Individual Agreement”), if any, or if there is no Holder’s Individual Agreement or if it does not define Cause, the term “Cause” shall mean: (w) conviction of the Holder for committing a felony under federal law or in the law of the state in which such action occurred; (x) dishonesty in the course of fulfilling the Holder’s employment duties; (y) willful and deliberate failure on the part of the Holder to perform the Holder’s employment duties in any material respect; or (z) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Cause exists for purposes of this Section 4(c) or Section 4(d), and its determination shall be final.

(d)Termination Without Cause or Termination for Good Reason After a Change in Control.  If, within two years following a Change in Control, the Holder’s employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary without Cause or is terminated by the Holder for Good Reason, the Option (to the extent not vested) shall become immediately and automatically vested and exercisable, and then the Option may thereafter be exercised by the Holder (i) if the Option is not an Incentive Stock Option, at any time after the date of such termination of employment or (ii) if the Option is an Incentive Stock Option, for the period ending on the date that is three months after such termination of employment. The balance of the Option will be forfeited if not exercised as provided for in this subsection. Notwithstanding the foregoing, in no event will the Option be exercisable on or after the Expiration Date.  For purposes of this Section 4(d), “Good Reason” is used as defined in the Holder’s Individual Agreement, if any, or if there is no Holder’s Individual Agreement or if it does not define Good Reason, the term “Good Reason” shall mean: (x) a material reduction in the nature or scope of the responsibilities, authorities or duties of the Holder attached to the Holder’s position held immediately prior to the Change in Control; (y) a change of more than 50 miles in the location of the Holder’s principal office immediately prior to the Change in Control; or (z) a material reduction in the Holder’s remuneration upon or after the Change in Control; provided, that no later than 90 days following an event constituting Good Reason the Holder gives notice to the Company or its successor following the Change in Control of the occurrence of such event and such entity fails to cure the event within 30 days following the receipt of such notice.  The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Good Reason exists for purposes of this Section 4(d), and its determination shall be final.

(e)Termination for Cause.  If the Holder’s employment with the Company or any Subsidiary terminates for Cause, any Unvested Shares will be forfeited and terminate immediately upon termination and any unexercised Vested Shares shall be forfeited and terminate 30 days after the date employment terminates. The balance of the Option will be forfeited if not exercised as provided for in this subsection. Notwithstanding the foregoing, in no event will the Option be exercisable after the Expiration Date.

(f)Other Termination.  Unless otherwise determined by the Committee, if the Holder’s employment with the Company or any Subsidiary terminates other than in the circumstances described in subsections (a), (b), (c), (d) or (e) of this Section 4, any Vested Shares at the time of termination must be exercised by the Holder within three months after the date the Holder’s employment terminates.  The balance of the Option will be forfeited if not exercised as provided for in this subsection.  Notwithstanding the foregoing, in no event will the Option be exercisable on or after the Expiration Date.  Except as otherwise provided in Section 4(c), and unless otherwise determined by the Committee, any Unvested Shares under the Option shall be forfeited upon termination.

(g)Leave of Absence.  If the Holder is granted a leave of absence by the Company or any Subsidiary, his or her employment will not be considered terminated, and he or she will continue to be deemed an employee of the Company or Subsidiary during such leave of absence or any extension thereof granted by the Company or Subsidiary for purposes of the Plan; provided, that in the case of an Option that is an Incentive Stock Option, but subject to the Plan, a leave of absence of more than three months will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute.

5.Transferability.  Except as provided in the sentence that immediately follows, the Option and the Holder’s rights therein are not transferable by the Holder other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, as amended).  Notwithstanding the foregoing, if the Option is not an Incentive Stock Option, the Holder also may transfer the Option, during his or her lifetime (a) to one or more members of such Holder’s family, (b) to one or more trusts for the benefit of one or more of such Holder’s family, (c) to a partnership or partnerships of members of such Holder’s family, or (d) to a charitable organization as defined in Section 501(c)(3) of the Code, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, with respect to any Option.  The transferee of any Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer.

6.Taxes.  The Holder hereby agrees to pay to the Company, in accordance with the terms of the Plan, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to an exercise of the Option.  The Holder may satisfy such tax obligation, in whole or in part, by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of (or the lapse of restrictions relating to) the Option with a fair market value equal to the amount of such taxes, or (b) delivering to the Company Common Shares other than Shares issuable upon exercise of (or the lapse of restrictions relating to) the Option with a fair market value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.  If the Holder does not make such payment to the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to an exercise of the Option or the Shares which are the subject of such Option, so long as such withholding does not result in any adverse tax consequences under Section 409A of the Code.

7.Subject to the Plan.  This Agreement is made and the Option evidenced hereby is granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary.  The Option and the terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment under Section 12 of the Plan. The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan.  In the event of a conflict between the terms of this Agreement, the Award Memorandum and the Plan, the terms of the Plan shall govern.  In the event of a conflict between the terms of this Agreement and the Award Memorandum, the terms of this Agreement shall govern.

8.Relation to Other Benefits.  Any economic or other benefit to the Holder under this Agreement, the Award Memorandum or the Plan shall not be taken into account in determining any benefits to which the Holder may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

9.Restrictive Covenants.  In the event the Holder breaches any of the restrictive covenants set forth in the Holder’s Individual Agreement (if any) while such restrictive covenants are in effect, the Holder will forfeit any right to the Option, to the extent the Option has not been exercised, as of the date of such breach.

10.Intent.  It is acknowledged that the United States Treasury Department may amend or modify from time to time its regulations governing Incentive Stock Options. Accordingly, if the Option is an Incentive Stock Option, it is understood and agreed by the Holder that the Company may amend or modify the Plan and this Agreement in any respect deemed by the Company to be necessary, appropriate or desirable to comply with such regulations, as amended or modified from time to time or to meet the requirements for an Incentive Stock Option.

11.Securities Law Compliance.

(a)Notwithstanding any provision of this Agreement or the Award Memorandum to the contrary, the Option shall not be exercisable unless, at the time the Holder attempts to exercise the Option, in the opinion of counsel for the Company, all applicable securities laws, rules and regulations have been complied with.  The Holder agrees that the Company may impose such restrictions on the Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements.  The Holder further agrees that certificates representing the Shares, if any, may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

(b)The Holder agrees that any Shares which the Holder may acquire by virtue of the Option may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Shares has become effective so as to permit the sale or other disposition of such Shares by the Holder, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of such Shares by the Holder may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Shares under the Securities Act of 1933, as amended.

12.Rights of the Holder.  The Option is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards.  The Option and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.  The granting of the Option shall in and of itself not confer any right on the Holder to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Holder’s employment at any time, subject to the terms of any Individual Agreement between the Company and the Holder.  The Holder shall have no dividend, voting or other rights of a stockholder with respect to the Shares which are subject to the Option prior to the purchase of such Shares upon exercise of the Option and the execution and delivery of all other documents and instruments deemed necessary or desirable by the Company.

13.Amendment.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the Holder’s rights with respect to the Option without the Holder’s consent and the Holder’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 10D of the Exchange Act.

14.Severability.  If any provision of this Agreement or the Award Memorandum or the application of any provision hereof or thereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the Award Memorandum and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

15.Electronic Delivery.  The Company may, in its sole discretion, deliver any documents related to the Option and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Holder’s consent to participate in the Plan by electronic means.  The Holder hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.Successors and Assigns.  Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Holder, and the successors and assigns of the Company.

17.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by Federal law.